Exhibit 99.1

October 23, 2012	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Reports Third Quarter 2012 Results

Launches Targeted Restructuring Plan to Accelerate Productivity, Competitiveness and Growth

•                  Third-quarter 2012 earnings from continuing operations, excluding significant items, were $.32 per share versus $.60 per share in the prior year (see Schedule B.)  Current quarter reported earnings (losses) from continuing operations were $(.05) per share versus $.39 per share in the prior year.

•                  Total company third-quarter 2012 earnings, excluding significant items, were $.44 per share versus $.69 per share in the prior year.  Total company reported earnings were $.01 per share versus $.48 per share in the prior year (see Schedule D.)

•                  The company’s Performance Coatings business, now pending divestiture, has been reclassified and reported as discontinued operations for all periods presented.

•                  Third-quarter sales from continuing operations were $7.4 billion or 9 percent below last year, primarily reflecting volume declines in Electronics & Communications and Performance Chemicals, particularly in Asia Pacific.  Company sales reflect 5 percent lower volume, 4 percent negative currency impact and a 1 percent net reduction from portfolio changes, which were partly offset by 1 percent higher local prices.

•                  Agriculture sales increased 4 percent on higher volume and prices, inclusive of a 10 percent currency headwind.  Performance Materials and Nutrition & Health delivered strong earnings growth in the quarter.

•                  The company has commenced a restructuring plan to increase productivity, enhance competitiveness and accelerate growth.  The plan will deliver pre-tax cost savings of about $450 million ($300 million in 2013) by eliminating corporate costs supporting Performance Coatings and taking additional cost-cutting actions to improve competitiveness.  The restructuring plan includes eliminating about 1,500 positions globally in the next 12-18 months.  In addition, the company remains on track to achieve its full-year 2012 productivity targets for both fixed costs and working capital.

•                  DuPont expects its full-year 2012 earnings from continuing operations, excluding significant items, to be in a range of $3.25 to $3.30 per share.  Prior-year earnings were $3.55 per share on a comparable basis.

“Today, we are taking additional actions to improve competitiveness and accelerate market-driven innovation and growth by fine-tuning the organization, eliminating costs and expanding beyond our everyday focus on productivity,” said DuPont Chair and CEO Ellen Kullman. “We continue to execute well in many parts of the company, and certain segments are outperforming despite market volatility.  Weaker than expected demand in titanium dioxide and photovoltaic markets contributed to the decline from last year’s record third-quarter earnings.  We are addressing these challenges now to position ourselves for improved performance.”

Results from Continuing Operations

Third-quarter 2012 consolidated net sales of $7.4 billion were 9 percent lower than the prior year reflecting 5 percent lower volume, 4 percent negative currency impact and a 1 percent net reduction from portfolio changes, partly offset by 1 percent higher local prices.  The table below shows regional sales and variances versus the third quarter 2011.

	Three Months Ended September 30, 2012		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio /Other
U.S. & Canada	$2.5	(4)	2	—	(2)	(4)
EMEA*	1.6	(15)	1	(11)	(6)	1
Asia Pacific	1.9	(15)	(5)	(1)	(10)	1
Latin America	1.4	(1)	5	(8)	2	—

Total Consolidated Sales	$7.4	(9)	1	(4)	(5)	(1)

* Europe, Middle East & Africa

Third-quarter 2012 income from continuing operations was a loss of $40 million versus income of $376 million in 2011. Excluding significant items, income from continuing operations was $302 million down $277 million, or 48 percent, from $579 million in the third quarter 2011.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for continuing operations, excluding significant items, for the third quarter.

EPS ANALYSIS-Continuing Operations

3Q

EPS 2011	$.39
Less: Significant items (schedule B)	(.21)
EPS 2011 — Excluding significant items	$.60

Local prices	.05
Variable cost*	.17
Volume	(.15)
Fixed cost*	(.08)
Currency	(.13)
Exchange losses	(.02)
Income tax	(.05)
Pharmaceuticals income	(.05)
Other	(.02)

EPS 2012 — Excluding significant items	$.32
Significant items - (schedule B)	(.37)

EPS 2012	$(.05)

* Excluding volume and currency impacts

Business Segment Performance

The table below shows third quarter 2012 segment sales and related variances versus the prior year.

	Three Months Ended September 30, 2012		Percentage Change Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$1.4	4	(3)	7	0
Electronics & Communications	0.6	(28)	(8)	(20)	0
Industrial Biosciences	0.3	0	(7)	7	0
Nutrition & Health	0.9	4	0	4	0
Performance Chemicals	1.7	(19)	(1)	(18)	0
Performance Materials	1.6	(8)	(7)	2	(3)
Safety & Protection	0.9	(7)	(4)	(3)	0

Segment pre-tax operating income (PTOI) from continuing operations for third quarter 2012 was $356 million compared to third quarter 2011 PTOI of $778 million.  Excluding significant items, PTOI was $816 million, down 24 percent from $1,071 million in the prior year, as shown in the table below.

SEGMENT PTOI excluding Significant Items*			Change versus 2011
(Dollars in millions)	3Q 2012	3Q 2011	$	%

Agriculture	$(85)	$(69)	$(16)	-23%
Electronics & Communications	40	99	(59)	-60%
Industrial Biosciences	42	34	8	24%
Nutrition & Health	87	55	32	58%
Performance Chemicals	372	593	(221)	-37%
Performance Materials	306	231	75	32%
Safety & Protection	103	118	(15)	-13%
Other	(59)	(60)	1	2%
	$806	$1,001	$(195)	-19%
Pharmaceuticals	10	70	(60)	-86%
Total Segment PTOI	$816	$1,071	$(255)	-24%

* See schedules B and C for listing of significant items and their impact by segment.

The following is a summary of business results for each of the company’s reportable segments, comparing third quarter 2012 with third quarter 2011, for sales and PTOI (loss), excluding significant items.  References to price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Sales of $1.4 billion were up 4 percent on 7 percent higher volume partially offset by 3 percent lower prices inclusive of a 10 percent currency headwind.  For Pioneer seed, volume growth reflects a strong start to the Southern Hemisphere planting season.  Higher local prices for both corn and soybeans were partially offset by the impact of unfavorable currency.  Crop Protection sales growth was underpinned by strong demand for insect control products and fungicides; while higher local prices across all market segments were more than offset by unfavorable currency.  PTOI seasonal loss was ($85) million versus ($69) million in the prior year as strong sales were more than offset by unfavorable currency, higher input costs in seeds and higher investments in commercial and R&D activities to support growth.

Electronics & Communications — Sales of $607 million were down 28 percent on 20 percent lower volume and 8 percent lower prices, primarily pass-through of lower metals prices.  Volume declined in photovoltaic materials, partially offset by continued strong demand for materials in smart phones and tablets.  PTOI of $40 million declined $59 million from lower volume.

Industrial Biosciences — Sales of $292 million were flat compared to prior year as higher volume was offset by lower prices, primarily related to unfavorable currency.  Volume growth reflects strong biomaterial sales into carpeting, as well as continued growth in animal nutrition and food enzymes.  PTOI of $42 million was up $8 million on higher volume and the realization of cost synergies related to the integration of the Danisco enzyme business.

Nutrition & Health — Sales of $876 million were up 4 percent on higher volume, reflecting strong demand for specialty food ingredients and Solae soy specialties.  Higher local prices were offset by unfavorable currency.  PTOI of $87 million was up $32 million on higher local selling prices, higher volume and the realization of cost synergies related to the integration of the Danisco specialty food ingredients business.

Performance Chemicals — Sales of $1.7 billion were down 19 percent, with 18 percent lower volume and 1 percent lower prices against a quarter with record titanium dioxide volume.  Sales declined on lower demand for titanium dioxide and fluoropolymers.  Volumes were pressured by softness in Europe and Asia Pacific primarily due to lower infrastructure spend and weak construction markets.  PTOI of $372 million decreased $221 million on lower volume.

Performance Materials — Sales of $1.6 billion were down 8 percent, with 7 percent lower prices and a 3 percent reduction from a portfolio change, partially offset by 2 percent higher volume.  Lower prices reflect unfavorable currency and mix.  Stable packaging markets and continued strong demand in automotive were partially offset by softness in the industrial and electronics markets.  PTOI of $306 million increased $75 million due to lower feedstock costs and higher volume, partially offset by unfavorable currency.

Safety & Protection — Sales of $934 million were down 7 percent, with 4 percent lower prices, primarily due to unfavorable currency, and 3 percent lower volume.  Volume declined due to stalled infrastructure projects in China, weaker industrial conditions in Europe and lower US public sector demand.  Trends in US housing are encouraging.  PTOI of $103 million decreased $15 million on weaker mix and unfavorable currency.

Additional information is available on the DuPont Investor Center website at www.investors.dupont.com.

Outlook

DuPont expects its full-year 2012 earnings from continuing operations, excluding significant items, to be in a range of $3.25 to $3.30 per share.  Prior-year earnings were $3.55 per share on a comparable basis.

Update on Performance Coatings Sale

On August 30, 2012, DuPont announced that it signed a definitive agreement to sell its Performance Coatings business for $4.9 billion in cash and the assumption of $250 million of unfunded pension liabilities.  DuPont estimates that the after-tax cash proceeds will be about $4 billion.  Beginning with the third quarter results, the Performance Coatings segment has been classified as discontinued operations and is excluded from the company’s continuing operations results, on a retroactive basis.  Current quarter earnings from discontinued operations were $.06 per share, which included a $.06 charge related to additional deferred tax liabilities.  Prior year earnings were $.09 per share.  Excluding the $.06 charge related to additional deferred tax liabilities, the company expects earnings from discontinued operations to be about $.41 per share for full year 2012.  The sale is expected to close in the first quarter of 2013.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

10/23/12

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$7,390	$8,138	$27,487	$26,338
Other (loss) income, net (a)	(54)	165	251	404
Total	7,336	8,303	27,738	26,742

Cost of goods sold and other operating charges (a)	5,722	6,345	19,621	18,947
Selling, general and administrative expenses	772	809	2,725	2,567
Research and development expense (a)	506	546	1,520	1,383
Interest expense	116	116	347	331
Employee separation / asset related charges, net (a)	394	36	394	36
Total	7,510	7,852	24,607	23,264

(Loss) income from continuing operations before income taxes	(174)	451	3,131	3,478
(Benefit from) provision for income taxes on continuing operations	(134)	75	657	616
(Loss) income from continuing operations after income taxes	(40)	376	2,474	2,862
Net income from discontinued operations after taxes	53	84	227	271

Net income	13	460	2,701	3,133

Less: Net income attributable to noncontrolling interests	3	8	24	32

Net income attributable to DuPont	$10	$452	$2,677	$3,101

Basic (loss) earnings per share of common stock:
Basic (loss) earnings per share of common stock from continuing operations	$(0.05)	$0.39	$2.62	$3.04
Basic earnings per share of common stock from discontinued operations	0.06	0.09	0.24	0.29
Basic earnings per share of common stock	$0.01	$0.48	$2.86	$3.33

Diluted (loss) earnings per share of common stock:
Diluted (loss) earnings per share of common stock from continuing operations	$(0.05)	$0.39	$2.59	$2.99
Diluted earnings per share of common stock from discontinued operations	0.06	0.09	0.24	0.29
Diluted earnings per share of common stock	$0.01	$0.48	$2.83	$3.28

Dividends per share of common stock	$0.43	$0.41	$1.27	$1.23

Average number of shares outstanding used in earnings / (loss) per share (EPS) calculation:
Basic	931,737,000	932,356,000	933,227,000	929,369,000
Diluted	940,526,000	943,485,000	942,524,000	942,812,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$3,418	$3,586
Marketable securities	105	433
Accounts and notes receivable, net	7,879	6,022
Inventories	6,752	7,195
Prepaid expenses	135	151
Deferred income taxes	971	671
Assets held for sale	3,157	—
Total current assets	22,417	18,058
Property, plant and equipment, net of accumulated depreciation (September 30, 2012 - $18,892; December 31, 2011 - $19,349)	12,528	13,412
Goodwill	4,579	5,413
Other intangible assets	5,145	5,413
Investment in affiliates	1,098	1,117
Deferred income taxes	3,825	4,067
Other assets	1,015	1,012
Total	$50,607	$48,492

Liabilities and Equity
Current liabilities
Accounts payable	$4,154	$4,816
Short-term borrowings and capital lease obligations	4,564	817
Income taxes	644	255
Other accrued liabilities	3,831	5,297
Liabilities related to assets held for sale	1,010	—
Total current liabilities	14,203	11,185

Long-term borrowings and capital lease obligations	10,502	11,736
Other liabilities	14,136	15,508
Deferred income taxes	1,055	1,001
Total liabilities	39,896	39,430

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at September 30, 2012 - 1,019,411,000; December 31, 2011 - 1,013,164,000	306	304
Additional paid-in capital	10,594	10,107
Reinvested earnings	14,581	13,422
Accumulated other comprehensive loss	(8,385)	(8,750)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2012 and December 31, 2011)	(6,727)	(6,727)
Total DuPont stockholders’ equity	10,606	8,593
Noncontrolling interests	105	469
Total equity	10,711	9,062
Total	$50,607	$48,492

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Nine Months Ended September 30,
Total Company	2012	2011

Cash provided by (used for) operating activities	$(426)	$431

Investing activities
Purchases of property, plant and equipment	(1,139)	(1,211)
Investments in affiliates	(31)	(35)
Payments for businesses (net of cash acquired)	(18)	(6,459)
Net (increase) decrease in short-term financial instruments	336	2,365
Other investing activities - net	185	(236)
Cash provided by (used for) investing activities	(667)	(5,576)

Financing activities
Dividends paid to stockholders	(1,191)	(1,152)
Net increase (decrease) in borrowings	2,524	4,503
Repurchase of common stock	(400)	(672)
Proceeds from exercise of stock options	520	833
Payments for noncontrolling interest	(447)	—
Other financing activities - net	38	52
Cash provided by (used for) financing activities	1,044	3,564

Effect of exchange rate changes on cash	(23)	68

Cash classified as held for sale	(96)	—

Increase (decrease) in cash and cash equivalents	(168)	(1,513)

Cash and cash equivalents at beginning of period	3,586	4,263

Cash and cash equivalents at end of period	$3,418	$2,750

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2012	2011	2012	2011	2012	2011

1st Quarter
Customer claims charge (a)	$(50)	$—	$(32)	$—	$(0.04)	$—
1st Quarter - Total	$(50)	$—	$(32)	$—	$(0.04)	$—

2nd Quarter
Customer claims charge (a)	$(265)	$—	$(169)	$—	$(0.18)	$—
Litigation settlement (b)	(137)	—	(123)	—	(0.13)	—
Gain on the sale of equity method investment (c)	122	—	77	—	0.08	—
Transition costs related to the acquisition of Danisco (d)	—	(103)	—	(81)	—	(0.08)
2nd Quarter - Total	$(280)	$(103)	$(215)	$(81)	$(0.23)	$(0.08)

3rd Quarter
Customer claims charge (a)	$(125)	$(75)	$(80)	$(48)	$(0.09)	$(0.05)
Restructuring charge (e)	(152)	—	(105)	—	(0.11)	—
Asset impairment charge (f)	(242)	—	(157)	—	(0.17)	—
Transition costs and restructuring charge related to the acquisition of Danisco (g)	—	(171)	—	(122)	—	(0.13)
Charge related to milestone payment for licensing agreement (h)	—	(50)	—	(33)	—	(0.03)
3rd Quarter - Total	$(519)	$(296)	$(342)	$(203)	$(0.37)	$(0.21)

Year-to-date - Total (i)	$(849)	$(399)	$(589)	$(284)	$(0.63)	$(0.30)

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B (continued)

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

(a)

Third quarter 2012, second quarter 2012, first quarter 2012 and third quarter 2011 included charges of $125, $265, $50 and $75, respectively, recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $615 at September 30, 2012. The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $700. The company has submitted, and will continue to submit, requests for payment to its insurance carriers for costs associated with this matter in excess of $100. This matter relates to the Agriculture segment.

(b)

Second quarter 2012 included a charge of $137 recorded in Cost of goods sold and other operating charges primarily related to the company’s settlement of litigation with Invista. This matter relates to Other.

(c)	Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(d)

Second quarter 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges. These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17), Nutrition & Health - $(33), and Corporate expenses - $(53).

(e)

Third quarter 2012 included a $152 restructuring charge recorded in Employee separation/asset related charges, net consisting of $133 of severance and related benefit costs and $19 of asset related charges as a result of the company’s plan to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness. Pre-tax charges by segment were: Agriculture - $(3), Nutrition & Health - $(13), Electronics & Communications - $(7), Performance Chemicals - $(3), Performance Materials - $(9), Safety & Protection - $(55), Industrial Biosciences - $(3), and Corporate expenses - $(59).

(f)

Third quarter 2012 included a $242 impairment charge recorded in Employee separation/asset related charges, net related to asset groupings within the Electronics & Communications and Performance Materials segments. The charge of $150 within Electronics & Communications was a result of conditions within the thin film photovoltaic market. The charge of $92 within Performance Materials was the result of deteriorating conditions in an industrial polymer market.

(g)

Third quarter 2011 included charges related to the Danisco acquisition of $(171). These charges included $(135) recorded in Cost of goods sold and other operating charges for $(3) of transaction costs and a $(132) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the third quarter 2011. These charges also included a $(36) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs. Pre-tax charges by segment were: Industrial Biosciences - $(61), Nutrition & Health - $(89), Other - $(18), and Corporate expenses - $(3).

(h)	Third quarter 2011 included a ($50) charge recorded in Research and development expense in connection with a milestone payment associated with a Pioneer licensing agreement.

(i)	Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended September 30,		Nine Months Ended September 30,
SEGMENT SALES (1)	2012	2011	2012	2011
Agriculture	$1,423	$1,368	$8,891	$7,869
Electronics & Communications	607	841	2,079	2,543
Industrial Biosciences	292	293	880	416
Nutrition & Health	876	844	2,569	1,654
Performance Chemicals	1,732	2,142	5,600	5,934
Performance Materials	1,614	1,745	4,913	5,197
Safety & Protection	934	1,001	2,861	2,991
Other	2	2	4	39
Total Segment sales	7,480	8,236	27,797	26,643

Elimination of transfers	(90)	(98)	(310)	(305)
Consolidated net sales	$7,390	$8,138	$27,487	$26,338

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI) FROM CONTINUING OPERATIONS	2012	2011	2012	2011
Agriculture	$(213)	$(194)	$1,712	$1,743
Electronics & Communications	(117)	99	113	313
Industrial Biosciences	39	(27)	124	(34)
Nutrition & Health	74	(34)	269	(4)
Performance Chemicals	369	593	1,419	1,490
Performance Materials	205	231	762	773
Safety & Protection	48	118	275	406
Pharmaceuticals	10	70	53	200
Other	(59)	(78)	(325)	(179)
Total Segment PTOI	356	778	4,402	4,708

Net exchange gains (losses) (1)	(130)	6	(161)	(132)
Corporate expenses & net interest	(400)	(333)	(1,110)	(1,098)
(Loss) income before income taxes from continuing operations	$(174)	$451	$3,131	$3,478

	Three Months Ended September 30,		Nine Months Ended September 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2012	2011	2012	2011
Agriculture	$(128)	$(125)	$(443)	$(125)
Electronics & Communications	(157)	—	(35)	—
Industrial Biosciences	(3)	(61)	(3)	(78)
Nutrition & Health	(13)	(89)	(13)	(122)
Performance Chemicals	(3)	—	(3)	—
Performance Materials	(101)	—	(101)	—
Safety & Protection	(55)	—	(55)	—
Pharmaceuticals	—	—	—	—
Other	—	(18)	(137)	(18)
Total significant items by segment	$(460)	$(293)	$(790)	$(343)

	Three Months Ended September 30,		Nine Months Ended September 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2012	2011	2012	2011
Agriculture	$(85)	$(69)	$2,155	$1,868
Electronics & Communications	40	99	148	313
Industrial Biosciences	42	34	127	44
Nutrition & Health	87	55	282	118
Performance Chemicals	372	593	1,422	1,490
Performance Materials	306	231	863	773
Safety & Protection	103	118	330	406
Pharmaceuticals	10	70	53	200
Other	(59)	(60)	(188)	(161)
Total Segment PTOI excluding significant items	$816	$1,071	$5,192	$5,051

(1)  See Schedule D for additional information on exchange gains and losses.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

Segment PTOI	$356	$778	-54%	$4,402	$4,708	-6%
Significant items (benefit) charge included in PTOI (per Schedule C)	460	293		790	343
Segment PTOI excluding significant items	$816	$1,071	-24%	$5,192	$5,051	3%

(Loss) income from continuing operations after income taxes	$(40)	$376	-111%	$2,474	$2,862	-14%
Significant items (benefit) charge included in income from continuing operations after income taxes (per Schedule B)	342	203		589	284
Income from continuing operations after income taxes, excluding significant items	$302	$579	-48%	$3,063	$3,146	-3%

EPS from continuing operations	$(0.05)	$0.39	-113%	$2.59	$2.99	-13%
Significant items (benefit) charge included in EPS (per Schedule B)	0.37	0.21		0.63	0.30
EPS from continuing operations, excluding significant items	$0.32	$0.60	-47%	$3.22	$3.29	-2%

Net income from discontinued operations after taxes	$53	$84	-37%	$227	$271	-16%
Significant item charge related to taxes on certain unremitted Performance Coatings earnings included in net income from discontinued operations after taxes	62	—		62	—
Net income from discontinued operations after taxes, excluding significant item	$115	$84	37%	$289	$271	7%

EPS from discontinued operations	$0.06	$0.09	-33%	$0.24	$0.29	-17%
Significant item charge related to taxes on certain unremitted Performance Coatings earnings included in EPS	0.06	—		0.06	—
EPS from discontinued operations, excluding significant item	$0.12	$0.09	33%	$0.30	$0.29	3%

EPS from total company	$0.01	$0.48	-98%	$2.83	$3.28	-14%
Significant items (benefit) charge included in EPS	0.43	0.21		0.69	0.30
EPS from total company, excluding significant items	$0.44	$0.69	-37%	$3.52	$3.58	-2%

Average number of diluted shares outstanding	940,526,000	943,485,000	-0.3%	942,524,000	942,812,000	0.0%

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended December 31,
	2012 Outlook	2011 Actual
EPS from continuing operations - excluding significant items	$3.25 - $3.30	$3.55

Sale of an equity method investment	0.08	—
Danisco acquisition related costs	—	(0.22)
Customer claims charges	(0.30)	(0.12)
Charges related to a licensing agreement	—	(0.03)
Sale of a business	—	0.13
Restructuring charge/adjustments	(0.11)	(0.01)
Litigation settlement	(0.13)	—
Asset impairment charge	(0.17)	—
4Q 2012 sale of assets - estimate	0.08	—
Reported EPS from continuing operations	$2.70 - $2.75	$3.30

EPS from discontinued operations - excluding significant items	About $0.41	$0.38
Charge related to taxes on certain unremitted Performance Coatings earnings	(0.06)	—
Reported EPS from discontinued operations	About $0.35	$0.38

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

(Loss) income from continuing operations before income taxes	$(174)	$451	$3,131	$3,478
Less: Net income attributable to noncontrolling interests	3	8	24	32
Add: Interest expense	116	116	347	331
Adjusted EBIT from continuing operations	(61)	559	3,454	3,777
Add: Depreciation and amortization	393	367	1,237	1,058
Adjusted EBITDA from continuing operations	$332	$926	$4,691	$4,835

Calculation of Free Cash Flow - Total Company

	Nine Months Ended September 30,
	2012	2011
Cash provided by (used for) operating activities	$(426)	$431
Less: Purchases of property, plant and equipment	1,139	1,211
Free cash flow	$(1,565)	$(780)

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in million)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$91	$(216)	$(50)	$70
Local tax benefits (expenses)	(6)	34	10	31
Net after-tax impact from subsidiary exchange gains (losses)	$85	$(182)	$(40)	$101

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(221)	$222	$(111)	$(202)
Tax benefits (expenses)	77	(76)	38	70
Net after-tax impact from hedging program exchange gains (losses)	$(144)	$146	$(73)	$(132)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(130)	$6	$(161)	$(132)
Tax benefits (expenses)	71	(42)	48	101
Net after-tax exchange gains (losses) (1)	$(59)	$(36)	$(113)	$(31)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

(1)  The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $9 and $(11) for the three months ended September 30, 2012 and 2011, respectively, and $(11) and $(12) for the nine months ended September 30, 2012 and 2011, respectively.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

(Loss) income from continuing operations before income taxes	$(174)	$451	$3,131	$3,478
Add: Significant items - (benefit) charge(1)	519	296	849	399
Less: Net exchange (losses) gains	(130)	6	(161)	(132)
Income from continuing operations before income taxes, significant items and exchange gains/losses	$475	$741	$4,141	$4,009

(Benefit from) provision for income taxes on continuing operations	$(134)	$75	$657	$616
Add: Tax benefit (expenses) on significant items	177	93	260	115
Tax benefits (expenses) on exchange gains/losses	71	(42)	48	101
Provision for income taxes on continuing operations, excluding taxes on significant items and exchange gains/losses	$114	$126	$965	$832

Effective income tax rate	77.0%	16.6%	21.0%	17.7%
Significant items effect	(64.5)%	5.9%	2.0%	1.2%
Tax rate, from continuing operations, before significant items	12.5%	22.5%	23.0%	18.9%
Exchange gains (losses) effect	11.5%	(5.5)%	0.3%	1.9%
Base income tax rate from continuing operations	24.0%	17.0%	23.3%	20.8%

(1)  See Schedule B for detail of significant items.